UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MANNING & NAPIER FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

URGENT: YOUR VOTE IS CRITICAL regarding
the Manning & Napier Fund, Inc.

Special Meeting to be held

June 30, 2020

Dear Valued Shareholder,

By now, you should have received several proxy packages in the mail regarding an important Special Meeting of Shareholders of Manning & Napier Fund, Inc. and in particular regarding the Target 2015 Series. According to our records, we have not yet received your vote on the proposals presented for shareholder approval.

PLEASE VOTE TODAY to avoid future proxy correspondence and to ensure that the Manning & Napier Fund, Inc. Target 2015 Series receives enough votes to act on the proposals at the June 30, 2020 Special Meeting.

We’ve provided three easy ways to cast your vote:

Vote by Telephone
For touch-tone voting, please refer to your enclosed proxy cards for a toll-free number and recorded instructions.

Vote by Mail
Complete and sign the proxy cards, then return them in the postage-paid envelope.

Vote Online
Go to www.proxyvote.com and enter the control number that appears on each of your proxy cards. The site will give you all further instructions.

If you have already voted, thank you for your important participation.